Avaya Announces Changes to Executive Leadership Team

Kieran McGrath to Retire; Becky Roof Appointed Interim Chief Financial Officer

Raleigh-Durham, NC – November 7, 2022 – Avaya Holdings Corp. (NYSE: AVYA) ("Avaya" or "the Company") today announced certain changes to its executive team as the Company continues executing on its transformation to subscription and cloud-delivered services. Kieran McGrath will retire as Executive Vice President and Chief Financial Officer. Becky Roof, Managing Director at global consulting firm AlixPartners, LLP, has been appointed as interim Chief Financial Officer. These changes are effective November 9, 2022, and Mr. McGrath has agreed to continue with Avaya in an advisory capacity until December 1, 2022 to ensure a smooth transition.
Additionally, the Company announced that Shefali Shah, Executive Vice President and Chief Administrative Officer, will take on responsibilities in connection with strategic initiatives being implemented by Alan Masarek, the Company’s President and Chief Executive Officer. In connection with Ms. Shah’s assumption of these responsibilities, Vito Carnevale, the Company’s General Counsel, who oversees Avaya’s legal, compliance and security functions, will report to Mr. Masarek.
“Avaya’s transformation to subscription and cloud-delivered services is well underway, and we have made tremendous progress enhancing operating efficiency and delivering on our cost-reduction initiatives,” Mr. Masarek said. “I thank Kieran for his contributions to Avaya, including delaying his retirement to support my transition to the Company, and wish him all the best in his retirement. As we continue positioning the business for the long term, I look forward to benefitting from Becky’s expertise. We remain focused on continuing to provide our global customers with outstanding communications solutions and support, and investing in our long-range product roadmaps.”
Avaya has retained an outside executive search firm to help identify a permanent Chief Financial Officer.

About Becky Roof
Ms. Roof is a certified public accountant and seasoned financial executive with over 20 years of experience at global consulting firm AlixPartners, LLP. In her role as Managing Director, she provides advisory and C-suite interim management services to publicly traded companies and has previously served in an interim CFO capacity at a number of public and private companies.

In addition, Ms. Roof currently serves on the advisory board of Texas Wall Street Women and is a member of the United Way Women’s Initiative in Houston, Texas.

About Avaya
Businesses are built by the experiences they provide, and everyday millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping what's next for the future of work, with innovation and partnerships that deliver game-changing business benefits. Our cloud communications solutions and multi-cloud application ecosystem power personalized, intelligent, and effortless customer and employee experiences to help achieve strategic ambitions and desired outcomes. Together, we are committed to help grow your business by delivering Experiences that Matter. Learn more at http://www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain "forward-looking statements." All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the finalization of the Company's fiscal 2022 third quarter financial statements; the findings of the Audit Committee’s investigations; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for a material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the Company’s ability to continue as a going concern; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; the termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic ("COVID-19"); the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls imposed by the U.S., UK and the EU on certain industries and Russian parties as a result of the conflict, as well as responses by the governments of Russia or other jurisdictions; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Media Inquiries
Alex Alias
alalias@avaya.com

Investor Inquiries
Tyler Chambers
investors@avaya.com